UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 31, 2007

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

12220 El Camino Real, Suite 410 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 704-5010

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)            On December 31, 2007, Surge Global Energy, Inc. (“Surge”) entered into an Addendum to Employment Agreement (the “Addendum”) with Mr. William Greene, Surge’s Chief Financial Officer.  The Addendum extends the term of the Employment Agreement dated December 14, 2006 (the “Employment Agreement”) between Surge and Mr. Greene, as amended, from December 31, 2007 to June 30, 2008.  In addition, the Addendum provides that if Mr. Greene’s employment with Surge is terminated prior to June 30, 2008 due to a voluntary or involuntary change in control, Mr. Greene is entitled a ninety day (90) severance payment based on his current compensation.

The description of the Addendum herein is only a summary and is qualified in its entirety by the full text of such document, which is incorporated herein by reference to Exhibit 10.1 hereto.

The reference of the Employment Agreement herein is qualified in its entirety by the full text of such document, which is incorporated herein by reference to Exhibit 10.1 of Surge’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 18, 2006 and to the Addendum to Employment Agreement between Mr. Greene and Surge dated as of June 29, 2007, which is incorporated herein by reference to Exhibit 10.64 to Surge’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on July 3, 2007.

Item 9.01.     Financial Statements and Exhibits.
(d)	Exhibits

10.1	Addendum to Employment Agreement dated December 31, 2007 by and between Surge and William Greene

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: January 4, 2008	By:	/s/ William Greene
William Greene
Chief Financial Officer